ENROLLMENT FORM

MEMBERS RETIREMENT PROGRAM
P.O. BOX 1599
NEWARK, NJ 07101-9764

TOLL-FREE 1-800-526-2701
www.axa-equitable.com/mrp

Participant/Employer Information

Mr. Mrs. Miss Ms. Other: ____________ Participant E-mail address: ______________________

Participant's Name: ______________________ Employer's Name: ______________________

Social Security Number: ______________________ Employer's Tax ID Number: ______________________

Date of Birth: ______________________ Plan Number: (001, 002, etc.) ______________________

I. Essential Dates (completed by Employer, see instructions for assistance)

PARTICIPANT DATES	MONTH	DAY	YEAR
Employment Date (Date of Hire)	________	______	______
Participation Date (Entry Date into Plan)	________	______	______

NOTE: If your plan contains different eligibility requirements for Employer, 401(k), Matching, and/or Post-Tax Employee contributions, please see instructions or contact an Account Executive for assistance.

II. Ownership Status (complete this section only if the participant is an owner)

I am a more than 5% owner ☐ Y ☐ N
I am an owner-employee* ☐ Y ☐ N
*(*Owns more than 10% of the capital or profit interest in the business, if unincorporated)*
I am a partner ☐ Y ☐ N
I am a shareholder ☐ Y ☐ N

III. Beneficiary Statement (completed by Participant)

(If you check B but have not filed a designation or change of beneficiary form, or if the designation or change of beneficiary form is not valid, the beneficiary statement below will apply in the event of death.)

A. ☐ I hereby agree to the beneficiary statement below.
B. ☐ I have attached a designation or change of beneficiary form.

BENEFICIARY STATEMENT
Unless a beneficiary designation by me is in effect at the time an amount becomes payable, any amount which becomes payable to my beneficiary under the plan shall be payable to the first surviving class of the following:
(1) Widow or widower; (2) Surviving children; (3) Surviving parents; (4) Surviving brothers and sisters; (5) The executors or administrators of the person upon whose death the payment becomes due.

IV. Signatures (completed by Participant and Employer)

I, the participant, have received and reviewed the prospectus for the Members Retirement Program. **I, the participant, have completed the investment allocation section on the reverse side of this form and understand that if no election is in place at the time contributions are received by us or GRA assets mature that those amounts will be invested in the AXA Moderate Allocation Portfolio.** I, the employer, certify that the information provided is true and accurate.

______________________ ______________
Signature of Participant Date

______________________ ______________
Signature of Employer Date

Don't forget to please attach a check for $25 per enrollment form, made payable to AXA Equitable.

PARTICIPANT MUST COMPLETE SECTION V ON REVERSE SIDE OF FORM

Future Contributions | **GRA[*] Maturity Election** (*Allocation for Maturing GRAs*)

V. Allocation of Contributions ***(MUST COMPLETE THIS SECTION FOR BOTH FUTURE CONTRIBUTIONS AND MATURING GRAs)***

Investment Option	A Employer	B Employee	C Employer	D Employee
Cash Equivalents:				
EQ/Money Market	______%	______%	______%	______%
*3-Year Weekly GRA**	______%	______%	______%	______%
5-Year Weekly GRA*	______%	______%	______%	______%
Investment Grade Bonds:				
EQ/ Intermediate Govt. Bond Index	______%	______%	______%	______%
EQ/PIMCO Real Return	______%	______%	______%	______%
High Yield Bonds:				
Multimanager High Yield	______%	______%	______%	______%
Asset Allocation:				
AllianceBernstein Balanced	______%	______%	______%	______%
AXA Conservative Allocation	______%	______%	______%	______%
AXA Moderate Allocation	______%	______%	______%	______%
AXA Aggressive Allocation	______%	______%	______%	______%
AXA Conservative-Plus Allocation	______%	______%	______%	______%
AXA Moderate-Plus Allocation	______%	______%	______%	______%
Target 2015 Allocation Portfolio	______%	______%	______%	______%
Target 2025 Allocation Portfolio	______%	______%	______%	______%
Target 2035 Allocation Portfolio	______%	______%	______%	______%
Target 2045 Allocation Portfolio	______%	______%	______%	______%
International Stocks:				
EQ/AllianceBernstein International	______%	______%	______%	______%
EQ/International Core PLUS	______%	______%	______%	______%
EQ/Van Kampen Emerging Markets Equity	______%	______%	______%	______%
Large Cap Blend:				
EQ/Capital Guardian Research	______%	______%	______%	______%
EQ/Equity 500 Index	______%	______%	______%	______%
Large Cap Growth:				
AllianceBernstein Growth Equity[†]	______%	______%	______%	______%
EQ/Calvert Socially Responsible	______%	______%	______%	______%
EQ/Large Cap Growth PLUS	______%	______%	______%	______%
Large Cap Value:				
EQ/Large Cap Value PLUS	______%	______%	______%	______%
Mid Cap:				
AllianceBernstein Mid Cap Growth	______%	______%	______%	______%
EQ/Mid Cap Value PLUS	______%	______%	______%	______%
Small Cap:				
EQ/Small Company Index	______%	______%	______%	______%
Small Cap Value:				
EQ/GAMCO Small Company Value	______%	______%	______%	______%
Specialty:				
Multimanager Technology	______%	______%	______%	______%
	=100%	=100%	=100%	=100%

[*]Guaranteed Rate Accounts. Amounts in GRAs cannot be transferred before the maturity date. **GRAs have withdrawal restrictions which are explained in the program prospectus.** [†]There is no capitalization constraint on this fund. The capitalization size of the fund is driven by stock selection. Currently, the fund may be considered to be large capitalization.

*Fill in **WHOLE** percentages to total 100%. Complete columns A-D.* ***If no election is made on this form, contributions/loan repayments received and/or maturing GRA amounts will be invested in the AXA Moderate Allocation Portfolio until a change of investment allocation is requested by the participant.***

MEMBERS RETIREMENT PROGRAM
Instructions for Completing the Enrollment Form

INSTRUCTIONS FOR THE EMPLOYER

Before giving this enrollment form to the participant, you should enter the essential dates (Section I) for that participant.

Under the terms of the plan, there are two participant dates or entry dates per year, unless otherwise specified on the participation agreement. They occur on the first day of the plan year and the first day of the seventh month of the plan year. For example, in calendar year plans the participation or entry dates are January 1 and July 1.

The correct participation date is the first entry date after the participant satisfies the age and service eligibility requirements for participation in the plan. These requirements are indicated in Section III of the adoption agreement. For example, the participation date for an employee who was hired on July 17, 2006, and whose employer elected a one-year service requirement and no age requirement would be January 1, 2008 in a calendar year plan.

If the above plan is a profit sharing plan with a 401(k) feature and the employer elected six months of service requirement for the 401(k) portion of the plan while keeping the one-year requirement for the profit sharing plan, this employee would enter the 401(k) plan on July 1, 2007. The employee is not eligible for the profit sharing plan until January 1, 2008. If your plan has different eligibility requirements, please contact an Account Executive for further assistance with these multiple entry dates.

After your employee completes the enrollment form, it should be returned to you. You must certify (Section V) each employee's enrollment form for accuracy. Retain a copy for your records and return the original forms to the Trustees at the address listed at the top of the form. This address should not be used for overnight or express mail. Please see the prospectus for overnight mailing address. **Please attach a check for $25 per enrollment form, made payable to AXA Equitable.**

INSTRUCTIONS FOR THE PARTICIPANT

Complete all sections of the enrollment form. Please type or print clearly with a pen. If you participate in two plans, you should have received two enrollment forms. The plan number on each form should be different (001, 002, etc.). Ask your employer which number applies to which plan. **The completed form should be returned to your employer.**

Section I – *Essential Dates*
Your employer will enter the information in this section.

Section II – *Ownership Status*
Complete Section II only if you have ownership in the practice. Circle whichever answer is appropriate for each line.

An owner-employee is someone who owns more than 10% of the capital or profits interest in an unincorporated practice. A partner is someone who has ownership in an unincorporated practice, and who is not a sole-proprietor.

Section III – *Beneficiary Statement*
Check either A or B. If you wish to make a special designation, have your employer request a designation or change of beneficiary form from the Trustees. If you checked B but have not filed a designation or change of beneficiary form, or if the designation or change of beneficiary form was not properly completed, the beneficiary statement printed on the enrollment form will apply in the event of death.

Section IV – *Signatures*

Sign and date the enrollment form. Then return the completed form to your employer. Once certified by the employer, the form will be returned to the Trustees. Retain a copy for your records. **Be sure to complete the investment allocation instructions in section V before returning to your employer.**

Section V – *Allocation of Contributions*

- Columns A and B determine how all future contributions to your account will be invested in the various investment options. "Future contributions" are contributions received by us on or after the date we receive this form. Columns C and D determine how the amounts in ***any*** Guaranteed Rate Account will be invested upon maturity.
- Changes to investment allocation elections will be made only to those contribution types (columns A-D) that have been properly completed. If we do not have an election on file when a contribution is received or when a GRA matures, those amounts will be invested in the AXA Moderate Allocation Fund.
- You may choose different allocations for employer and employee contributions for both future contributions and maturing GRAs.
- Please use only **whole** percentages and make certain that each column totals 100%. Decimals, fractions or dollar amounts are not acceptable.
- These elections will appear on your next confirmation notice and will remain in effect until changed by appropriate notice to the Trustees.
- If your plan has a 401(k) feature, allocations for employer contributions (columns A and C) will also apply to qualified non-elective, qualified matching, SIMPLE Employer, Safe Harbor Non-Elective/Matching and matching contribution types. Allocation percentages in columns B and D will apply to post-tax employee, salary deferral and Roth contribution types.

How to Make Changes and Access Account Information after Enrollment

- Website - www.axa-equitable.com/mrp
- Account Investment Management System (AIMS) – 1-800-526-2701
- Change of Investment Allocation Form

For website and AIMS transactions, changes to investment allocation for future contributions confirmed on a business day before 4 P.M. Eastern Time are effective on the day you call. Changes that are confirmed after 4 P.M. Eastern Time or on a non-business day will be effective on the next business day. GRA Maturity Allocation election changes confirmed on a business day before 4 P.M. Eastern Time are effective four days after the day you call. Changes confirmed after 4 P.M. Eastern time or an a non-business day will be effective four days after the next business day after you call.